EXHIBIT 99.4

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of an aggregate of 2,093,000 shares of the Company’s common stock, par value $0.01 per share, which includes the exercise in full of the Underwriters’ option to purchase an additional 273,000 shares, registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-280783) filed on July 12, 2024, other than the underwriting discount, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee, which was paid in connection with the filing of the Registration Statement.

Securities and Exchange Commission Registration Fee	$14,760
Listing Fees	5,000
Legal Fees and Expenses	255,000
Accounting Fees and Expenses	149,075
Advisory Fees	200,000
Transfer agent and registrar fees	8,250
Printing expenses and miscellaneous	10,000
Total	$642,085